                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                                 August 7, 2002
                ------------------------------------------------
                Date of Report (date of earliest event reported)




                     McLAREN PERFORMANCE TECHNOLOGIES, INC.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)




Delaware                     0-16176                        84-1016459
-------------------          -----------------              -------------------
(State or other              (Commission                    (I.R.S. Employer
jurisdiction                  File Number)                   Identification No.)
of incorporation)




               32233 West Eight Mile Road, Livonia, Michigan 48152
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               (Address of principal executive offices) (Zip Code)




                                 (248) 477-6240
               --------------------------------------------------
               Registrant's telephone number, including area code




          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 2.    Acquisition or Disposition of Assets

     On July 23, 2002, McLaren Performance Technologies, Inc. (the "Company") sold to Eaton Corporation, an Ohio corporation ("Eaton"), all patents, trademarks and tangible assets owned by the Company which related to the Company's proprietary Gerodisc(TM) technology. In addition, the Company, as licensor, assigned or otherwise transferred the benefit of the Company's Gerodisc(TM) licensing agreements with Steyr-Powertrain AG & CO KG and New Venture Gear, Inc. to Eaton. As consideration for the foregoing, the Company received One Million Dollars ($1,000,000) in cash. The Company also will receive two dollars ($2.00) per unit for all sales by Eaton of certain Gerodisc(TM) units for sales of such units during the calendar years 2005 through 2009, which payment shall not to exceed one million dollars ($1,000,000) in the aggregate over such time period. In addition, the Company may receive up to Five Hundred Thousand Dollars ($500,000) in the event that certain contingencies are met. The sale was made pursuant to the terms of a Sale and Purchase Agreement between the Company and Eaton.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         McLAREN PERFORMANCE TECHNOLOGIES, INC.



Date: August 7, 2002                     By:/s/ Chris J. Panzl
                                            -------------------
                                            Chris J. Panzl, Chief
                                            Financial Officer